Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190388 of Laclede Gas Company on Form S-3 of our report dated November 24, 2015, relating to the financial statements of Laclede Gas Company, appearing in this Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 2015.

/s/DELOITTE & TOUCHE LLP
St. Louis, Missouri
November 24, 2015